Consent of Independent Auditors






We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the use of our report dated October 28, 1999 on the statement of net assets of Principal Partners Aggressive Growth Fund, Inc. included in this Post-Effective Amendment No. 2 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-86149) and related prospectuses of Principal Partners Aggressive Growth Fund, Inc.

                                                               ERNST & YOUNG LLP


Des Moines, Iowa
February 24, 2000